Exhibit 99.1

July 1, 2026

Range Impact and C2 Ventures Launch AI Infrastructure Platform on 9,000-Acre West Virginia Energy Corridor

Platform combines strategic land, power, water, and transportation infrastructure to support next-generation AI and hyperscale computing.

CLEVELAND, OHIO – July 1, 2026 – Range Impact, Inc. (OTCQB: RNGE) (“Range Impact” or the “Company”), a public company focused on acquiring, reclaiming, and repurposing strategic industrial assets throughout Appalachia, today announced the formation of a 50/50 joint venture with C2 Ventures, LLC, an AI infrastructure development firm focused on building next-generation energy, compute, and digital infrastructure platforms.

The joint venture, formed between Range Impact’s wholly owned subsidiary, Range Sky View Land, LLC, and Time Complexity WV, LLC, a portfolio company of C2 Ventures, will seek to develop an AI infrastructure platform on the Company’s approximately 9,000-acre Fola Mine Complex located in Clay and Nicholas Counties, West Virginia.

The site offers a unique combination of strategic infrastructure assets, including approximately 9,000 contiguous acres of land, over 100,000 acres of mineral interests, more than 100 miles of roads, a dedicated dual-served rail line, more than 650 million gallons of water in underground reservoirs, and access to multiple electrical transmission systems. Together, these assets provide a strong foundation for large-scale power generation and hyperscale-ready digital infrastructure.

Michael Cavanaugh, Chief Executive Officer of Range Impact, said:

“This joint venture represents an important milestone in our strategy to transform legacy industrial assets into infrastructure supporting America’s growing demand for energy and artificial intelligence. We are excited to partner with C2 Ventures to advance the redevelopment of the Fola Mine Complex and create long-term economic value for our shareholders and the surrounding communities.”

Brian Cohen, Managing Partner of C2 Ventures, said:

“Artificial intelligence is driving unprecedented demand for reliable power and digital infrastructure. The Fola platform brings together strategic land, energy potential, water resources, and transportation infrastructure in a single location, creating a compelling foundation for next-generation AI development.” Cohen added, “Our vision extends beyond a single project. Together with Range Impact, we are building an AI infrastructure platform designed to attract technology companies, engineering partners, energy providers, and long-term institutional capital. We believe strategic infrastructure will be one of the defining assets of the AI economy.”

About Range Impact, Inc.

Range Impact, Inc. (OTC: RNGE) acquires, reclaims, and repurposes former industrial and mining properties throughout Appalachia into strategic infrastructure and associated high-growth assets supporting long-term economic development, environmental stewardship, and shareholder value.

About C2 Ventures, LLC

C2 Ventures is an AI infrastructure development firm that creates strategic platforms supporting the future of artificial intelligence, advanced computing, and energy. Through its portfolio companies, C2 develops projects spanning power generation, hyperscale-ready digital infrastructure, industrial AI, advanced engineering systems, and technology commercialization. By integrating energy, compute, engineering, and long-term capital, C2 seeks to develop infrastructure that supports the next generation of the digital economy.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com